Exhibit 99.1

CONTACTS:	Tony Rossi Financial Relations Board 213-486-6545 trossi@frbir.com
IGO REPORTS FOURTH QUARTER 2008 FINANCIAL RESULTS
Q4 2008 Highlights:
•	Net income of $0.00 per share in Q4 2008 compared to net loss of ($0.16) per share in Q4 2007

•	Net income excluding non-cash equity compensation, asset impairment in 2007 and divested businesses was $0.02 per share in Q4 2008 compared to $0.01 per share in Q4 2007

•	Book value increases to $1.24 per share at December 31, 2008
SCOTTSDALE, Ariz., February 11, 2009 – iGo, Inc. (Nasdaq: IGOI), a leading provider of innovative portable power solutions, today reported financial results for the fourth quarter ended December 31, 2008. Total revenue was $19.6 million in the fourth quarter of 2008, compared with revenue of $20.3 million in the fourth quarter of 2007.
Excluding revenues related to business lines divested during and subsequent to the end of the first quarter of 2007 (handheld and expansion/docking), total revenues were $17.6 million in the fourth quarter of 2008, compared to $18.3 million in the same quarter of the prior year. According to Generally Accepted Accounting Principles in the United States (U.S. GAAP), iGo must consolidate the operating results of Mission Technology Group, the acquirer of the Company’s expansion/docking business, into its financial results until such time as the Company’s financial interest in the performance of Mission Technology Group no longer meets the criteria for consolidation.
Net income was $102,000, or $0.00 per share, in the fourth quarter of 2008, compared with a net loss of $5.0 million, or ($0.16) per share, in the same quarter of the prior year. The net loss in the fourth quarter of 2007 included a $5.0 million charge for asset impairment.
Excluding non-cash compensation expense, asset impairment in the fourth quarter of 2007, and the operating results of the divested businesses, net income was $549,000, or $0.02 per share, in the fourth quarter of 2008, compared to net income of $399,000, or $0.01 per share, in the fourth quarter of 2007. A detailed reconciliation of GAAP to non-GAAP financial results is provided in the financial tables at the end of this release.
Michael D. Heil, President and Chief Executive Officer of iGo, commented, “We delivered another quarter of solid profitability driven by strong revenue growth in our key sales channels. During the fourth quarter, revenues from our North American retail, private label and wireless carrier channels increased by 16% over the prior year.”
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iGo, Inc.

Fourth Quarter Product Area Highlights
•	Unit sales of universal chargers for high-power mobile electronic (ME) devices, such as portable computers, were approximately 288,000 units in the fourth quarter of 2008.
•	Unit sales of universal chargers for low-power ME devices, such as mobile phones, PDAs, MP3 players and digital cameras, were approximately 741,000 units in the fourth quarter of 2008.
•	Revenue from the sale of power products for high-power ME devices was $11.5 million in the fourth quarter of 2008, a decline of 12.0% from $13.0 million in the same period of the prior year. High-power revenue in the fourth quarter of 2007 included $2.4 million from the OEM channel, which the Company no longer services. Excluding revenues from the OEM channel, sales of power products for high-power ME devices increased 5.7% in the fourth quarter of 2008.
•	Revenue from the sale of power products for low-power ME devices was $6.0 million in the fourth quarter of 2008, an increase of 28.5% from $4.7 million in the same period of the prior year.
Financial Highlights
Gross margin was 27.9% in the fourth quarter of 2008, compared to 29.6% in the fourth quarter of 2007. Excluding the operations of the divested businesses, gross margin was 25.7% in the fourth quarter of 2008, compared to 27.5% in the fourth quarter of 2007. The decline in gross margins is primarily due to lower margins on sales through the private label channel.
Total operating expenses in the fourth quarter of 2008 were $6.2 million, compared with $6.1 million in the fourth quarter of 2007. Excluding non-cash equity compensation expense, the operations of the divested businesses and asset impairment charges incurred in 2007, operating expenses were $4.8 million in the fourth quarter of 2008, or 27.3% of revenue (excluding revenue from divested businesses), compared to $5.0 million in the fourth quarter of 2007, or 27.3% of revenue (excluding revenue from divested businesses).
Excluding assets of the divested businesses, the Company’s balance sheet remained strong with $30.6 million in cash, cash equivalents, and short-term investments at December 31, 2008. The Company continued to have no long-term debt and had a book value per share of $1.24 based on 31.9 million common shares issued and outstanding at December 31, 2008.
New Product Development
During January, iGo was an exhibitor at the 2009 International Consumer Electronics Show (CES). The Company displayed an array of new products scheduled for launch during 2009 including the following:
•	iGo Netbook Charger – A travel and home/office charger that can simultaneously power a netbook and another device

•	iGo “Green” Laptop Charger – A 90-watt AC notebook adapter that utilizes 80% less standby power than standard power products

iGo, Inc.

“This was the first time that iGo was an exhibitor at CES and it served as a great venue for showcasing both our new and existing products,” said Mr. Heil. “We received a great deal of media coverage for our products and had very positive discussions with the major retailers that we are targeting.”
Outlook
The Company has elected not to provide U.S. GAAP-based financial guidance for the first quarter of 2009 because Mission Technology Group does not prepare financial forecasts. However, Mission Technology Group’s revenue and operating results for the first quarter of 2009 are not expected to be more or less significant to the Company’s consolidated financial results than they were for the fourth quarter of 2008.
On a non-GAAP basis, which excludes revenue from divested businesses, the Company believes that revenue will range from $13.5 million to $14.5 million in the first quarter of 2009. The Company also believes that net loss, excluding the operating results of divested businesses and non-cash equity compensation, will range from ($0.04) to ($0.05) per share.
Mr. Heil commented on the Company’s outlook, “We are beginning to see the effect of the weaker economic conditions on sales through our retail channel. We expect this to negatively impact our revenue and earnings during the first half of 2009. However, our investment in product development has produced a strong pipeline of new products that we expect to start generating meaningful revenue in the second half of 2009. Our balance sheet continues to be exceptionally strong, which we believe positions us well to weather the current challenging economic conditions.”
Non-GAAP Financial Measures
Although the Company consolidates the operating results of Mission Technology Group, the acquirer of its docking/expansion business, for accounting purposes under U.S. GAAP, the Company believes that the discussion of operating results excluding the handheld and expansion/docking lines of business and non-cash equity compensation allows management and investors to evaluate and compare the Company’s operating performance on a more meaningful and consistent manner. In addition, management uses these measures internally for evaluation of the performance of the business, including the allocation of resources. These non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.
About iGo, Inc.
iGo, Inc., based in Scottsdale, Arizona, is a developer of universal chargers for laptop computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented iGo® intelligent tip technology. iGo offers a full line of AC, DC and combination AC/DC chargers for laptop computers and low-power mobile electronic devices. All of these chargers leverage iGo’s intelligent tip technology, which enables one charger to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.

iGo, Inc.

iGo’s products are available at www.iGo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.
iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of expectations identify forward-looking statements. Forward-looking statements in this press release include expectations regarding the Company’s financial performance in the first quarter of 2009; the expectation that Mission Technology Group’s revenue and operating results for the first quarter of 2009 will not be more or less significant to the Company’s consolidated financial results than they were for the fourth quarter of 2008; the expectation that new products will generate meaningful revenue in the second half of 2009; and the belief that a strong balance sheet positions the Company well to weather the current challenging economic conditions. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the loss of, and failure to replace, any significant customers; the inability of the Company’s new sales and marketing strategy to generate broader consumer awareness, increased adoption rates, or impact sell-through rates at the retail and wireless carrier level; the timing and success of product development efforts and new product introductions, including internal development projects as well as those being pursued with strategic partners; the timing and success of product developments, introductions and pricing of competitors; the timing of substantial customer orders; the availability of qualified personnel; the availability and performance of suppliers and subcontractors; the ability to expand and protect the Company’s proprietary rights and intellectual property; the successful resolution of unanticipated and pending litigation matters; market demand and industry and general economic or business conditions; and other factors to which this press release refers. Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(000’s except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
Net revenue	$19,564	$20,309	$77,146	$77,719

Gross profit	5,464	6,016	22,592	19,246

Selling, engineering and administrative expenses	6,203	6,121	24,509	29,818
Asset impairment	—	5,048	—	5,048

Loss from operations	(739)	(5,153)	(1,917)	(15,620)
Interest income (expense), net	105	309	773	1,156
Gain on disposal of assets and other income, net	782	48	1,179	2,283
Litigation settlement income	—	—	672	—

Income (loss) before minority interest	148	(4,796)	707	(12,181)
Minority interest	(46)	(197)	(256)	(384)

Net income (loss)	$102	$(4,993)	$451	$(12,565)

Net loss per share — basic and diluted
Basic	$0.00	$(0.16)	$0.01	$(0.40)
Diluted	$0.00	$(0.16)	$0.01	$(0.40)

Weighted avg common shares outstanding — basic and diluted
Basic	31,909	31,432	31,786	31,534
Diluted	34,509	31,432	34,394	31,534
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iGo, Inc.

iGo, Inc. and Subsidiaries
Selected Other Data
(unaudited)
Reconciliation of non-GAAP Financial Measure — Operating results by product line to net income (loss) before non-cash equity compensation and asset impairment by product line:

	Three months ended			Three months ended
	December 31, 2008			December 31, 2007
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Net revenue	$17,614	$1,950	$19,564	$18,282	$2,027	$20,309

Gross profit	4,520	944	5,464	5,030	986	6,016

Selling, engineering and administrative expenses	5,307	896	6,203	5,394	727	6,121
Asset impairment	—	—	—	5,048	—	5,048

Income (loss) from operations	(787)	48	(739)	(5,412)	259	(5,153)
Interest income (expense), net	91	14	105	302	7	309
Other income (expense), net	741	41	782	50	(2)	48

Income (loss) before minority interest	45	103	148	(5,060)	264	(4,796)
Minority interest	—	(46)	(46)	—	(197)	(197)

Net income (loss)	45	57	102	(5,060)	67	(4,993)
Non-cash equity compensation	504	—	504	411	—	411
Asset impairment	—	—	—	5,048	—	5,048

Net income (loss) as adjusted	$549	$57	$606	$399	$67	$466

Net income (loss) per share as adjusted	$0.02	$0.00	$0.02	$0.01	$0.00	$0.01

Weighted avg common shares outstanding — basic:	31,909	31,909	31,909	31,432	31,432	31,432

iGo, Inc.

iGo, Inc. and Subsidiaries
Selected Other Data Continued
(unaudited)
Reconciliation of non-GAAP Financial Measure — Selling, engineering and administrative expenses by product line to selling, engineering and administrative expenses before non-cash equity compensation by product line:

	Three months ended			Three months ended
	December 31, 2008			December 31, 2007
	Power,			Power,
	Keyboards	Expansion &		Keyboards	Expansion &
	& Corporate	Handheld	Total	& Corporate	Handheld	Total
Selling, engineering and administrative expenses	$5,307	$896	$6,203	$5,394	$727	$6,121
Non-cash equity compensation	(504)	—	(504)	(411)	—	(411)

Selling, engineering and administrative expenses as adjusted	$4,803	$896	$5,699	$4,983	$727	$5,710

This information is being provided because management believes these are key metrics to the investment community and assist in the understanding and analysis of operating performance. Operating results by product line and corresponding net income (loss) before non-cash equity compensation and asset impairment by product line; and selling, engineering and administrative expenses by product line and corresponding selling, engineering and administrative expenses before non-cash equity compensation should be considered in addition to, not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.

iGo, Inc.

iGo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	December 31,	December 31,
	2008	2007
ASSETS

Cash and cash equivalents	$26,139	$15,908
Short-term investments	4,964	9,026
Accounts receivable, net	12,554	16,924
Inventories	4,353	7,406
Prepaid expenses and other current assets	527	445

Total current assets	48,537	49,709
Long-term investments	—	—
Other assets, net	2,698	4,441

Total assets	$51,235	$54,150

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$10,898	$16,311
Minority interest	640	384

Total liabilities	11,538	16,695

Total stockholders’ equity	39,697	37,455

Total liabilities and stockholders’ equity	$51,235	$54,150

iGo, Inc.

iGo, Inc. and Subsidiaries
Selected Other Data
(unaudited)
Reconciliation of non-GAAP Financial Measure — Balance sheet excluding accounts of Mission Technology Group.

	December 31, 2008
	iGo	Mission Tech	Eliminations	Consolidated
ASSETS

Cash and cash equivalents	$25,618	$521	$—	$26,139
Short-term investments	4,964	—	—	4,964
Accounts receivable, net	12,011	568	(25)	12,554
Inventories	3,598	987	(232)	4,353
Prepaid expenses and other current assets	517	45	(35)	527

Total current assets	46,708	2,121	(292)	48,537
Long-term investments	—	—	—	—
Other assets, net	3,233	1,446	(1,981)	2,698

Total assets	$49,941	$3,567	$(2,273)	$51,235

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$10,307	$633	$(42)	$10,898
Minority interest	640	2,364	(2,364)	640

Total liabilities	10,947	2,997	(2,406)	11,538

Total stockholders’ equity	38,994	570	133	39,697

Total liabilities and stockholders’ equity	$49,941	$3,567	$(2,273)	$51,235

Reconciliation of non-GAAP Financial Measure — Cash, cash equivalents and investments excluding accounts of Mission Technology Group.

Cash and cash equivalents	$25,618	$521	$—	$26,139
Short-term investments	4,964	—	—	4,964

Total cash, cash equivalents, short-term investments	$30,582	$521	$—	$31,103

This information is being provided because management believes these are key metrics to the investment community and assist in the understanding and analysis of financial position. Balance sheet excluding the accounts of Mission Technology Group and related eliminations and cash, cash equivalents, and investments excluding the accounts of Mission Technology Group should be considered in addition to, not as a substitute for, or superior to, measures of financial position in accordance with GAAP.

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